Exhibit 99.1

PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, sglenn@stratasys.com

STRATASYS REPORTS RECORD THIRD QUARTER FINANCIAL RESULTS

Dimension 3D Printer System Revenue Increases by 50%

- - - - -

MINNEAPOLIS, October 31, 2007 – Stratasys, Inc. (Nasdaq: SSYS) today announced record third quarter results.  The results and financial guidance have been adjusted to reflect the two-for-one stock split completed in August, 2007.

          Revenues rose to $26.5 million for the third quarter ended September 30, 2007 over the $25.1 million reported for the same period in 2006.  Revenue from proprietary products and services, which excludes all distributed products, increased by 26% in the third quarter over the same period last year.  Total system shipments increased 36% to a record 521 units for the third quarter of 2007 compared with 383 units for the same period in 2006.

          GAAP net income increased 26% to $3.2 million for the third quarter, or $0.15 per share, compared to net income of $2.6 million, or $0.12 per share, for the same period in 2006.

          Non-GAAP net income increased 24% to $3.4 million for the third quarter, or $0.16 per share, compared to Non-GAAP net income of $2.8 million, or $0.14 per share, for the same period in 2006.  Non-GAAP net income excludes the impact of stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R.  This expense, net of tax, amounted to approximately $203,000, or $0.01 per share, for the third quarter of fiscal 2007, and $227,000, or $0.01 per share, for the same period in 2006.

          Revenues rose to $82.0 million for the nine months ended September 30, 2007 over the $74.1 million reported for the same period of the previous year.  Revenue from proprietary products and services increased by 27% in the nine- month period over the same period last year.  Total system shipments increased 24% to 1,633 units for the nine-month period of 2007 compared with 1,313 units for the same period in 2006.

          GAAP net income increased 34% to $10.0 million for the nine-month period, or $0.47 per share, compared to net income of $7.5 million, or $0.36 per share, for the same period in 2006.

          Non-GAAP net income increased 28% to $10.6 million for the nine-month period, or $0.49 per share, compared to Non-GAAP net income of $8.3 million, or $0.40 per share, for the same period in 2006.  Non-GAAP net income excludes the impact of stock-based compensation expense required under SFAS 123R.  This expense, net of tax, amounted to approximately $546,000, or $0.03 per share, for the nine-month period, and $763,000, or $0.04 per share, for the same period in 2006.

          The reconciliation between non-GAAP and GAAP financial measures is provided in a table at the end of this press release.

          “Our third quarter results reflect another strong contribution from our Dimension 3D printer business, as total 3D printer units and revenue grew by 44% and 50%, respectively,” said Scott Crump, chairman and chief executive officer of Stratasys.  “We continued to experience strong demand for our higher-priced 3D printers, but also generated strong growth for our lower-priced BST units into the educational channel.

          “Our proprietary high-end system sales grew by 20% over the comparable quarter last year, driven in part by the successful launch earlier this year of the FDM 200mc and FDM 400mc.  These two new products represented over 40% of our proprietary high-end systems sales during the quarter.  The market’s response to the 400mc, launched in August, was particularly favorable.  We are pleased with these results, and remain confident that our new product initiatives and renewed focus on proprietary systems will generate positive results as we enter the fourth quarter, a traditionally strong period for high-end system sales.

          “Proprietary consumables continued to grow steadily, increasing by 20% during the quarter.  Incremental consumable sales from educational customers often lag system sales by several quarters.  Given 3D printer sales have been particularly strong this year with educational customers, we believe the coming quarters could see a strengthening in consumable sales.

           “We expect to maintain positive momentum in our high-end system business, with another new product introduction planned for later this year.  At our global users’ conference in September, direct digital manufacturing applications using our proprietary FDM technology were highlighted by several global companies.  Our next FDM product should further strengthen our value proposition for these types of applications.

          “We have shipped more than 2,000 units over the past twelve months, driven by a continuation of strong growth within our 3D printer business.  We are planning for 4,000 units per year, with a longer-term vision of 13,000 units per year.  We believe that achieving these unit volumes should translate into strong growth for our high-margin consumables.

          “We completed our record third quarter with the highest quarter-ending backlog this year.  Given that the third quarter is a traditionally weak period, we consider this to be an extraordinary accomplishment.  In addition, over half of our backlog is comprised of systems that have been introduced in 2007.

          “Given our strong backlog and positive outlook going into the fourth quarter, we remain confident in our financial guidance, and are looking forward to continued success in 2007,” Crump concluded.

          Stratasys provided the following information regarding its financial guidance for the fiscal year ending Dec. 31, 2007:

•	Revenue guidance of $109 million to $112 million, versus previous guidance of $107 to $112 million.

•	Non-GAAP earnings guidance of $0.70 to $0.75 per share, which excludes the impact of stock-based compensation required under SFAS 123R.

•	GAAP earnings guidance of $0.66 to $0.71 per share.

           The reconciliation between non-GAAP and GAAP financial guidance is provided in a table at the end of this press release.

          The company will hold a conference call to discuss third quarter financial results on October 31, 2007 at 8:30 a.m. EDT.  To access the call, dial 877-407-0782 (or 201-689-8567 internationally).  A recording of the call will be available for two weeks.  To access the recording, dial 877-660-6853 (or 201-612-7415 internationally) and enter account 286 and conference I.D. 259057.

          A live webcast will be available through the Investors section of the Stratasys Web site (www.stratasys.com).  A replay of the webcast will be made available on the Stratasys Web site for 90 days.

(Financial tables follow)

Stratasys Inc., Minneapolis, manufactures office-based rapid prototyping and manufacturing systems and 3D printers and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2007, Stratasys supplied 41 percent of all systems installed worldwide in 2006, making it the unit market leader, for the fifth consecutive year. Stratasys patented the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models and end-use parts directly from any 3D CAD program using ABS plastic, polycarbonate, PPSF, and blends. The company holds over 180 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, and consumer product industries. The company’s systems are also used for direct digital manufacturing (DDM) and rapid tooling applications. For more information on the company, go to www.Stratasys.com; www.RedEyeRPM.com; or www.DimensionPrinting.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates”, “vision”, “planning” or “believes” or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Our belief that we have the largest part-building service is based on the number of dedicated machines.  Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension TM line, FDM 200mcTM , FDM MaxumTM, FDM VantageTM, TitanTM and FDM 400mcTM product lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as ABS-Plus and ABS-M30;

and the market acceptance of this and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; our ability to effectively and profitably market and distribute the Arcam product line; the success of our recent R&D initiative to expand the direct digital manufacturing capabilities of our core FDM technology; the success of our RedEyeRPMTM  and other parts services; and the other risks detailed from time to time in our SEC Reports, including the annual report on Form 10-K for the year ended December 31, 2006 and our quarterly reports which will be filed on Form 10-Q throughout 2007.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with U.S. generally accepted accounting principles (GAAP).  In addition, certain non-GAAP financial measures and guidance have been included that excludes certain expenses.  The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company’s operations and comparative performance; primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R.  In addition, the company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,

	2007	2006	2007	2006

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Sales
Product	$20,690,590	$19,781,371	$64,579,560	$59,002,516
Services	5,772,882	5,367,792	17,452,266	15,069,027

	26,463,472	25,149,163	82,031,826	74,071,543

Cost of goods sold
Product	9,787,018	10,437,855	29,145,219	30,026,783
Services	3,187,655	2,717,148	9,091,199	7,614,925

	12,974,673	13,155,003	38,236,418	37,641,708

Gross profit	13,488,799	11,994,160	43,795,408	36,429,835

Costs and expenses
Research and development	1,964,619	1,575,083	5,571,254	4,866,604
Selling, general and administrative	7,435,325	6,878,793	24,667,240	21,065,946

	9,399,944	8,453,876	30,238,494	25,932,550

Operating income	4,088,855	3,540,284	13,556,914	10,497,285

Other income (expense)
Interest income	629,074	434,813	1,730,733	1,183,996
Other	(103,901)	(85,098)	(311,188)	(266,688)

	525,173	349,715	1,419,545	917,308

Income before income taxes	4,614,028	3,889,999	14,976,459	11,414,593
Income taxes	1,377,038	1,330,379	4,948,472	3,903,792

Net income	$3,236,990	$2,559,620	$10,027,987	$7,510,801

Earnings per common share
Basic	$0.15	$0.13	$0.48	$0.37

Diluted	$0.15	$0.12	$0.47	$0.36

Weighted average number of common shares outstanding
Basic	20,939,735	20,213,704	20,693,597	20,261,440

Diluted	21,813,829	20,573,084	21,519,903	20,703,806

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006

	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$19,216,040	$12,509,861
Short-term investments	24,000,609	21,367,316
Accounts receivable, less allowance for returns and doubtful accounts of $1,136,321 in 2007 and $1,265,837 in 2006	25,236,549	25,035,665
Inventories	13,122,741	9,925,217
Net investment in sales-type leases	3,316,646	2,858,054
Prepaid expenses	2,791,626	3,368,586
Deferred income taxes	426,524	459,000

Total current assets	88,110,735	75,523,699

Property and equipment, net	25,585,780	20,412,719

Other assets
Intangible assets, net	6,464,730	4,868,923
Net investment in sales-type leases	3,399,018	3,271,015
Deferred income taxes	915,000	915,000
Long-term investments	13,255,307	10,747,689
Other	2,477,272	2,265,200

Total other assets	26,511,327	22,067,827

	$140,207,842	$118,004,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$10,988,255	$10,335,607
Unearned revenues	10,175,526	9,876,719

Total current liabilities	21,163,781	20,212,326

Stockholders’ equity
Common stock, $.01 par value, authorized 15,000,000 shares, issued 25,594,954 shares in 2007 and 12,444,880 shares in 2006	255,946	124,449
Capital in excess of par value	86,638,260	75,726,716
Retained earnings	51,988,111	41,960,124
Accumulated other comprehensive loss	64,119	(116,995)
Less cost of treasury stock, 4,600,056 shares in 2007 and 2,300,028 in 2006	(19,902,375)	(19,902,375)

Total stockholders’ equity	119,044,061	97,791,919

	$140,207,842	$118,004,245

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended September 30,			Three Months Ended September 30,

	2007 (unaudited) As Reported	Non-GAAP Adjustments (1)	2007 (unaudited) Non-GAAP	2006 (unaudited) As Reported	Non-GAAP Adjustments (1)	2006 (unaudited) Non-GAAP

Selling, general and administrative	$7,435,325	$(241,000)	$7,194,325	$6,878,793	$(284,282)	$6,594,511

Total operating expenses	9,399,944	(241,000)	9,158,944	8,453,876	(284,282)	8,169,594
Operating income	4,088,855	241,000	4,329,855	3,540,284	284,282	3,824,566

Income before income taxes	4,614,028	241,000	4,855,028	3,889,999	284,282	4,174,281
Income taxes	1,377,038	38,124	1,415,162	1,330,379	57,570	1,387,949
Net income	$3,236,990	$202,876	$3,439,866	$2,559,620	$226,712	$2,786,332
Earnings per common share
Basic	$0.15	$0.01	$0.16	$0.13	$0.01	$0.14

Diluted	$0.15	$0.01	$0.16	$0.12	$0.01	$0.14

Weighted average number of common shares outstanding
Basic	20,939,735		20,939,735	20,213,704		20,213,704

Diluted	21,813,829		21,813,829	20,573,084		20,573,084

	Nine Months Ended September 30,			Nine Months Ended September 30,

	2007 (unaudited) As Reported	Non-GAAP Adjustments (1)	2007 (unaudited) Non-GAAP	2006 (unaudited) As Reported	Non-GAAP Adjustments (1)	2006 (unaudited) Non-GAAP

Selling, general and administrative	$24,667,240	$(723,000)	$23,944,240	$21,065,946	$(981,274)	$20,084,672

Total operating expenses	30,238,494	(723,000)	29,515,494	25,932,550	(981,274)	24,951,276
Operating income	13,556,914	723,000	14,279,914	10,497,285	981,274	11,478,559

Income before income taxes	14,976,459	723,000	15,699,459	11,414,593	981,274	12,395,867
Income taxes	4,948,472	176,812	5,125,284	3,903,792	217,835	4,121,627
Net income	$10,027,987	$546,188	$10,574,175	$7,510,801	$763,439	$8,274,240
Earnings per common share
Basic	$0.48	$0.03	$0.51	$0.37	$0.04	$0.41

Diluted	$0.47	$0.03	$0.49	$0.36	$0.04	$0.40

Weighted average number of common shares outstanding
Basic	20,693,597		20,693,597	20,261,440		20,261,440

Diluted	21,519,903		21,519,903	20,703,806		20,703,806

(1)

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding non-cash stock-based compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123 revised (123R) to expense stock-based compensation effective January 1, 2006 .  Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock-based compensation using the intrinsic value method prescribed by APB No. 25.

STRATASYS, INC.

FISCAL YEAR 2007
RECONCILIATION OF NON-GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range

U.S. GAAP measure	$0.66 to $0.71
Adjustments to exclude the effects of expenses related to stock-based compensation under SFAS 123R	0.03 - 0.04
Non-GAAP estimates	$0.70 to $0.75